UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	000-25771	13-3951476
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Trevor P. Bond has been elected the Chief Executive Officer of W. P. Carey & Co. LLC (“W. P. Carey”) effective September 16, 2010. Under the advisory agreement between Corporate Property Associates 14 Incorporated (the “Company”) and an affiliate of W. P. Carey, Mr. Bond will also serve as the Chief Executive Officer of the Company. He will also serve as the Chief Executive Officer of the other “CPA® REITs,” namely Corporate Property Associates 15 Incorporated, Corporate Property Associates 16 – Global Incorporated, and Corporate Property Associates 17 – Global Incorporated, each of which is also advised by an affiliate of W. P. Carey pursuant to an advisory agreement (collectively, the “Advisory Agreements”). Mr. Bond previously became interim Chief Executive Officer of the Company and the other CPA® REITs effective July 6, 2010 pursuant to the Advisory Agreements when he was appointed as interim Chief Executive Officer of W. P. Carey on that same date, as reported in the Company’s Report on Form 8-K filed on July 7, 2010, which is hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 14 Incorporated

Date: September 22, 2010

By: /s/ Susan C. Hyde
Susan C. Hyde
Managing Director